PriceSmart Announces First Quarter Results of Operations for Fiscal Year 2017

San Diego, CA (January 5, 2017) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the first quarter of fiscal year 2017 which ended on November 30, 2016.

For the first quarter of fiscal year 2017, net warehouse club sales increased 3.7% to $716.1 million from $690.8 million in the first quarter of fiscal year 2016. Total revenues for the first quarter of fiscal year 2017 were $739.6 million compared to $711.9 million in the first quarter of the prior year. The Company had 39 clubs in operation as of November 30, 2016, compared to 38 warehouse clubs in operation as of November 30, 2015.

The Company recorded operating income for the first quarter of $38.4 million, compared to operating income of $37.3 million for the first quarter of the prior year. Net income was $24.9 million, or $0.82 per diluted share, in the first quarter of fiscal year 2017. Net income in the first quarter of fiscal year 2016 was $23.7 million, or $0.78 per diluted share.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, January 6, 2017, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (877) 675-4756 toll free, or (719) 325-4810 for international callers, and entering participant code 5691450. A digital replay will be available through January 31, 2017, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 5691450.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 39 warehouse clubs in 12 countries and one U.S. territory (seven in Colombia; six in Costa Rica; five in Panama; four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; our profitability is vulnerable to cost increases; we face difficulties in the shipment of and risks inherent in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks that might not be adequately compensated by insurance; general economic conditions could adversely impact our business in various respects; our failure to maintain our brand and reputation could adversely affect our results of operations; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business, and failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities or subject to reserves on the recoverability of tax receivables; a few of our stockholders own approximately 25.3% of our voting stock as of August 31, 2016, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; we face the possibility of operational interruptions related to union work stoppages; we are subject to volatility in foreign currency exchange rates and limits on our ability to convert foreign currencies into U.S. dollars; we face the risk of exposure to product liability claims, a product recall and adverse publicity; any failure to maintain the security of the information relating to our company, members, employees and vendors that we hold, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could disrupt our operations, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; changes in accounting standards and assumptions, projections, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face compliance risks related to our international operations; if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management's current expectations, our financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2016 filed on October 27, 2016 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward- looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting

Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	November 30,	November 30,
	2016	2015
Revenues:
Net warehouse club sales	$716,079	$690,831
Export sales	10,734	8,232
Membership income	11,710	11,466
Other income	1,049	1,402
Total revenues	739,572	711,931
Operating expenses:
Cost of goods sold:
Net warehouse club	608,490	590,183
Export	10,181	7,832
Selling, general and administrative:
Warehouse club operations	65,426	60,840
General and administrative	16,802	15,463
Pre-opening expenses	(113)	305
Loss/(gain) on disposal of assets	407	13
Total operating expenses	701,193	674,636
Operating income	38,379	37,295
Other income (expense):
Interest income	502	178
Interest expense	(1,654)	(1,373)
Other income (expense), net	(928)	(244)
Total other income (expense)	(2,080)	(1,439)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	36,299	35,856
Provision for income taxes	(11,437)	(12,130)
Income (loss) of unconsolidated affiliates	7	(54)
Net income	$24,869	23,672
Net income per share available for distribution:
Basic net income per share	$0.82	$0.78
Diluted net income per share	$0.82	$0.78
Shares used in per share computations:
Basic	29,982	29,890
Diluted	29,987	29,896
Dividends per share	$—	$—

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30,
	2016	August 31,
	(Unaudited)	2016
ASSETS
Current Assets:
Cash and cash equivalents	$175,402	$199,522
Short-term restricted cash	517	518
Receivables, net of allowance for doubtful accounts of $7 as of November 30, 2016 and August 31, 2016, respectively	7,761	7,464
Merchandise inventories	326,989	282,907
Prepaid expenses and other current assets	24,194	22,143
Total current assets	534,863	512,554
Long-term restricted cash	2,735	2,676
Property and equipment, net	469,423	473,045
Goodwill	35,603	35,637
Deferred tax assets	11,783	12,258
Other non-current assets (includes $4,163 and $3,224 as of November 30, 2016 and August 31, 2016, respectively, for the fair value of derivative instruments)	52,690	49,798
Investment in unconsolidated affiliates	10,773	10,767
Total Assets	$1,117,870	$1,096,735
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$12,211	$16,534
Accounts payable	280,601	267,173
Accrued salaries and benefits	17,645	19,606
Deferred membership income	20,905	20,920
Income taxes payable	4,892	4,226
Other accrued expenses (includes $153 and $110 as of November 30, 2016 and August 31, 2016, respectively, for the fair value of foreign currency forward contracts)	25,450	24,880
Long-term debt, current portion	14,664	14,565
Total current liabilities	376,368	367,904
Deferred tax liability	1,647	1,760
Long-term portion of deferred rent	8,759	8,961
Long-term income taxes payable, net of current portion	883	970
Long-term debt, net of current portion	69,788	73,542
Other long-term liabilities (includes $1,030 and $1,514 for the fair value of derivative instruments and $4,394 and $4,013 for post employment plans as of November 30, 2016 and August 31, 2016, respectively)	5,424	5,527
Total Liabilities	462,869	458,664

Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,242,784 and 31,237,658 shares issued and 30,406,433 and 30,401,307 shares outstanding (net of treasury shares) as of November 30, 2016 and August 31, 2016, respectively	3	3
Additional paid-in capital	414,811	412,369
Tax benefit from stock-based compensation	11,321	11,321
Accumulated other comprehensive loss	(114,332)	(103,951)
Retained earnings	375,929	351,060
Less: treasury stock at cost, 836,351 shares as of November 30, 2016 and August 31, 2016, respectively	(32,731)	(32,731)
Total Equity	655,001	638,071
Total Liabilities and Equity	$1,117,870	$1,096,735